Exhibit 99.1

Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308


                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                   REPORTS FOURTH QUARTER AND ANNUAL EARNINGS


GLADSTONE, N.J.--(BUSINESS WIRE)--February 1, 2007 - Peapack-Gladstone Financial Corporation (AMEX:PGC) today announced fourth quarter and annual financial results for 2006. Net income for the fourth quarter was $2.89 million, a decrease of $100 thousand, compared to the same period last year. Diluted earnings per share for the fourth quarter were $0.34, as compared to $0.36 reported in the fourth quarter of 2005. The annualized return on average assets was 0.90 percent and the annualized return on average equity was 11.05 percent for the fourth quarter of 2006.

      Net income for the year ended December 31, 2006 was $10.23 million compared to $13.13 million in 2005. Diluted earnings per share were $1.22 and $1.56 for the twelve months ended December 31, 2006 and 2005, respectively. For the year ended December 31, 2006, the annualized return on average assets was
0.79 percent and the annualized return on average equity was 10.10 percent.

      In September 2006, the Corporation sold $61.6 million of available-for-sale securities, which were yielding 4.14 percent, and resulted in an after-tax charge of approximately $1.1 million. The majority of the proceeds from the sale were used to redeem high cost, short-term borrowings and approximately $20 million were used to purchase floating rate securities. Excluding the impact of the balance sheet restructuring, the Corporation would have reported net income of $11.34 million or $1.36 per dilutive share for the year ended December 31, 2006, with resulting return on average assets of 0.88 percent and annualized return on average equity of 11.21 percent.

      Chairman of the Board, Frank A. Kissel stated, "Despite the challenging interest rate environment that continues to adversely impact our net interest income and margin, we are pleased with our annual performance. Loan and deposit growth was strong in 2006, with average balances increasing by $145.7 million and $83.5 million, respectively."

      Mr. Kissel continued, "The balance sheet restructuring completed in September positively affected our net interest income in the fourth quarter of 2006 with the net interest margin increasing 20 basis points over the third quarter of 2006. We will continue to monitor operating expenses for potential savings and look for opportunities to grow our commercial loan portfolios."

EARNINGS

Net Interest Income

      Net interest income, on a fully tax-equivalent basis, was $8.5 million in the fourth quarter of 2006, a decline of $336 thousand or 3.8 percent from the same quarter last year and an increase of $351 thousand or 4.3 percent over the third quarter of 2006. The net interest margin, on a fully tax-equivalent basis, was 2.79 percent for the fourth quarter of 2006 as compared to 3.02 percent for the same period last year and 2.59 percent for the third quarter of 2006. Due to the inverted yield curve, funding costs continue to increase at a faster pace than yields on new loan originations and securities purchases. However, the Corporation's strategic decision to implement a balance sheet restructuring and its efforts to grow the Corporation's commercial loan portfolios have resulted in higher net interest and margin in the fourth quarter as compared to the third quarter of 2006.

      The yield on earning assets was 5.81 percent for the fourth quarter of 2006 and 5.25 percent for the same quarter of 2005, increasing by 56 basis points, while the cost of interest-bearing liabilities increased 95 basis points from 2.75 percent in the fourth quarter of 2005 to 3.70 percent in the fourth quarter of 2006.

      Average loans continued to grow at a strong pace, averaging $871.7 million in the fourth quarter of 2006, increasing $113.7 million or 15.0 percent over the fourth quarter of 2005. During this period, the average commercial loan portfolio grew $46.4 million or 42.3 percent, reflecting the Corporation's commitment to changing the total loan mix toward higher yielding commercial and construction loans. The average mortgage loan portfolio grew by $56.8 million or
9.4 percent. A majority of the mortgage loan growth was in balloon and adjustable-rate residential mortgage loans. Yields on loans improved by 34 basis points to 6.10 percent for the fourth quarter of 2006 when compared to the same period of 2005.

      Average investments for the fourth quarter of 2006 declined $69.7 million when compared to the fourth quarter of 2005 and yields on investments increased 75 basis points to 5.07 percent over the same period. The Corporation invested the proceeds of maturing and sold securities into higher yielding loans and securities and retired higher rate short-term borrowings.

      For the fourth quarter of 2006, average deposits totaled $1.1 billion, an increase of $103.2 million or 10.1 percent over the average for the fourth quarter of 2005, while average rates paid on interest-bearing deposits were 3.66 percent as compared to 2.58 percent for the same quarter of 2005, an increase of 108 basis points or 41.9 percent. While the Federal Reserve Bank did not increase the federal funds rate in the fourth quarter, deposit gathering remains highly competitive and deposit rates continued to rise. Money markets and certificates of deposit continue to be the deposit products experiencing the fastest growth, with rates averaging 4.15 percent and 4.78 percent, respectively, for the fourth quarter of 2006. Interest-bearing checking, which includes escrow accounts, declined $30.5 million, averaging $132.8 million for the fourth quarter of 2006. The decline was primarily due to the loss of two large municipal escrow accounts, which required above-market interest rates, which the Corporation was not willing to pay.

      Average borrowings decreased by $61.0 million from $109.6 million in the fourth quarter of 2005 to $48.6 million for the same quarter of 2006 as a result of the balance sheet restructuring. Average non-interest bearing demand deposits increased $4.7 million or 2.7 percent in the fourth quarter of 2006 from the year ago period.

Other Income

      For the fourth quarter of 2006, other income totaled $3.2 million, as compared to $2.6 million for the same quarter of 2005, an increase of $530 thousand, or 20.0 percent. PGB Trust and Investments generated $2.2 million in fee income in the fourth quarter of 2006, an increase of $347 thousand or 19.0 percent over the same quarter of 2005. The market value of trust assets under management was over $1.9 billion at December 31, 2006, an increase of $163.1 million or 9.3 percent over the market value at December 31, 2005.

Other Expenses

      Other expenses totaled $7.2 million for the fourth quarter of 2006, an increase of $281 thousand, or 4.0 percent when compared to the fourth quarter of 2005. Salaries and benefits expense was $4.0 million for the fourth quarter of 2006, increasing $508 thousand or 14.6 percent from the year ago period. Lower bonus and profit sharing plan contributions in the fourth quarter of 2005, offset in part by normal salary increases, additions to professional staff and higher group health insurance, accounted for the increase. For the fourth quarter of 2006, premises and equipment expenses were $1.7 million, decreasing $83 thousand or 4.7 percent from the year ago period. During the fourth quarter of 2006, other expenses decreased $144 thousand or 8.6 percent to $1.5 million, when compared to the same period of 2005.

INCOME TAXES

      Income tax expense as a percentage of pre-tax  income was 27.8 percent and
29.6 percent for the three months ended December 31, 2006 and 2005 respectively. The effective tax rate decreased due to increased tax-exempt income, as well as, a decline in state income tax due to a higher proportion of revenue being generated at a lower effective state tax rate.

ASSET QUALITY

      At December 31, 2006, non-performing loans totaled $1.9 million or 0.22 percent of total loans as compared to $386 thousand or 0.05 percent of total loans at December 31, 2005. The increase in non-performing assets in the fourth quarter is primarily the result of a commercial mortgage loan and line of credit of $1.5 million, which are well collateralized. No loss of principal or interest is anticipated.

      The allowance for loan losses was $6.8 million or 0.78 percent of total loans at December 31, 2006 as compared to $6.4 million or 0.83 percent of total loans at December 31, 2005. There were net charge-offs of $11 thousand in the fourth quarter of 2006 as compared to $12 thousand of net charge-offs in the fourth quarter of 2005.

CAPITAL

      At December 31, 2006, shareholders' equity totaled $103.8 million as compared with $99.2 million at December 31, 2005, an increase of $4.6 million, or 4.6 percent. The Corporation's leverage ratio, tier 1 and total risk based capital ratios at December 31, 2006 were 8.20 percent, 15.33 percent and 16.31 percent, respectively.

      Due to the adoption of Statement of Financial Accounting Standards No. 158 on December 31, 2006, the Corporation recorded a $1.3 million, after-tax decrease to accumulated other comprehensive income to recognize the unfunded portion of its defined benefit pension plan.

      In the fourth quarter of 2006, the Corporation did not purchase any shares under its stock buy back program. A total of 60,900 shares have been repurchased since the program was originally announced and 89,100 shares are eligible to be repurchased under the program in the future.

      Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.29 billion as of December 31, 2006. Peapack-Gladstone Bank, its wholly owned community bank, was established in 1921, and has 21 branches in Somerset, Hunterdon and Morris Counties. Its Trust Division, PGB Trust and Investments, operates at the Bank's main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.
                --------------

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's view of future interest income and net loans, management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, the ability of management to effectively execute its balance sheet restructuring initiative, unanticipated costs in connection with new branch openings, an unexpected decline in the direction of the economy in New Jersey, unexpected changes in interest rates, unexpected loan prepayment volume, a decline in levels of loan quality, development of new tax strategies or the disallowance of prior tax strategies and origination volume and a decline in the volume of increase in trust assets or deposits. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.

                               (Tables to Follow)



                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)

                                At or For The Three Months     At or For The Twelve Months
                                          Ended                          Ended
                                       December 31,                   December 31,
                                    2006         2005              2006          2005
                                    ----         ----              ----          ----

Income Statement Data:
Interest Income                  $   17,368   $   15,091        $   67,267    $   55,414
Interest Expense                      9,152        6,535            34,444        20,123
                                 ----------   ----------        ----------    ----------
Net Interest Income                   8,216        8,556            32,823        35,291
Provision For Loan Losses               150            0               414           391
                                 ----------   ----------        ----------    ----------
Net Interest Income After
     Provision For Loan Losses        8,066        8,556            32,409        34,900
Trust Fees                            2,172        1,825             8,367         7,640
Other Income                          1,003          820             3,681         3,304
Securities (Losses)/Gains                 0            0            (1,781)          551
Other Expenses                        7,230        6,949            28,945        27,492
                                 ----------   ----------        ----------    ----------
Income Before Income Taxes            4,011        4,252            13,731        18,903
Income Tax Expense                    1,117        1,258             3,505         5,773
                                 ----------   ----------        ----------    ----------
Net Income                       $    2,894   $    2,994        $   10,226    $   13,130
                                 ==========   ==========        ==========    ==========
Balance Sheet Data:
Total Assets                                                    $1,288,376    $1,255,383
Federal Funds Sold                                                     103         2,631
Short-Term Investments                                               6,965         1,295
Securities Held To Maturity                                         55,165        78,084
Securities Available For Sale                                      286,186       341,584
Loans                                                              870,153       768,473
Allowance For Loan Losses                                            6,768         6,378
Deposits                                                         1,144,736     1,041,996
Borrowings                                                          23,964       109,205
Shareholders' Equity                                               103,763        99,155

Trust Division Assets under
    Management (Market
     Value, Not Included
     Above)                                                     $1,924,954    $1,761,846

Performance Ratios:
Return on Average Assets              0.90%       0.97%           0.79%            1.12%
Return on Average Equity             11.05       12.20           10.10            13.49


                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)


                                 At or For The Three Months     At or For The Twelve Months
                                           Ended                          Ended
                                        December 31,                   December 31,
                                    2006            2005           2006             2005
                                    ----            ----           ----             ----

Net Interest Margin
    (Taxable Equivalent Basis)           2.79%         3.02%         2.76%            3.27%

Asset Quality:
Loans past due over 90 days
     And Still Accruing                                         $      197       $       47
Non-Accrual Loans                                                    1,880              339
Net (Charge-Offs)/Recoveries     $        (11)  $       (12)           (24)              (2)
Allowance For Loan Losses
    To Total Loans                                                    0.78%            0.83%

Per Share Data:
Earnings Per Share (Basic)       $       0.35  $       0.36     $     1.24       $     1.58
Earnings Per Share (Diluted)             0.34          0.36           1.22             1.56
Book Value Per Share                                                 12.55            11.97
Dividends Per Share                                                   0.58             0.50

Capital Adequacy:
Tier I Leverage                                                       8.20%            8.66%
Tier I Capital to Risk-
  Weighted Assets                                                    15.33            16.71
Tier I & II Capital to
    Risk-Weighted Assets                                             16.31            17.78


                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                              AVERAGE BALANCE SHEET
                                    UNAUDITED
                                 QUARTERS ENDED
                  (Tax-Equivalent Basis, Dollars in Thousands)


                                          December 31, 2006                        December 31, 2005
                                        Average        Income/                  Average          Income/
                                        Balance        Expense     Yield        Balance          Expense     Yield
                                        -------        -------     -----        -------          -------     -----

ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)                     $    290,532    $     3,634   5.00%     $     356,867    $      3,749   4.20%
     Tax-Exempt (1) (2)                    47,617            653   5.49             50,983             652   5.12
   Loans (2) (3)                          871,664         13,291   6.10            757,972          10,921   5.76
   Federal Funds Sold                       3,282             43   5.29              2,835              28   3.91
   Interest-Earning Deposits                1,548             18   4.70                809               8   4.07
                                     ------------    -----------   -----     -------------    ------------   -----
   Total Interest-Earning
     Assets                             1,214,643    $    17,639   5.81%         1,169,466    $     15,358   5.25%
                                     ------------    -----------   -----     -------------    ------------   -----
Noninterest-Earning Assets:
   Cash and Due from Banks                 23,068                                   21,858
   Allowance for Loan
     Losses                               (6,632)                                  (6,517)
   Premises and Equipment                  23,649                                   21,540
   Other Assets                            25,465                                   23,026
                                     ------------                            -------------
   Total Noninterest-Earning
     Assets                                65,550                                   59,907
                                     ------------                            -------------
Total Assets                         $  1,280,193                            $   1,229,373
                                     ============                            =============

LIABILITIES:
Interest-Bearing Deposits
   Checking                          $    132,834    $       301   0.91%     $     163,344             381   0.93%
   Money Markets                          357,379          3,705   4.15            283,461           2,112   2.98
   Savings                                 75,773            132   0.70             92,223             161   0.70
   Certificates of Deposit                374,529          4,476   4.78            303,015           2,774   3.66
                                     ------------    -----------   -----     -------------    ------------   -----
     Total Interest-Bearing
       Deposits                           940,515          8,614   3.66            842,043           5,428   2.58
   Borrowings                              48,638            538   4.42            109,642           1,107   4.04
                                     ------------    -----------   -----     -------------    ------------   -----
   Total Interest-Bearing
      Liabilities                         989,153          9,152   3.70            951,685           6,535    2.75
                                     ------------    -----------   -----     -------------    ------------   -----
Noninterest Bearing
     Liabilities
   Demand Deposits                        179,338                                  174,649
   Accrued Expenses and
     Other Liabilities                      6,962                                    4,891
                                     ------------                            -------------
   Total Noninterest-Bearing
     Liabilities                          186,300                                  179,540
Shareholders' Equity                      104,740                                   98,148
                                     ------------                            -------------
   Total Liabilities and
     Shareholders' Equity            $  1,280,193                            $   1,229,373
                                     ============                            =============
   Net Interest Income                               $     8,487                                     8,823
                                                     ===========                              ============
     Net Interest Spread                                           2.11%                                     2.50%
                                                                   =====                                     =====
     Net Interest Margin (4)                                       2.79%                                     3.02%
                                                                   =====                                     =====


                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                              AVERAGE BALANCE SHEET
                                    UNAUDITED
                                 QUARTERS ENDED
                  (Tax-Equivalent Basis, Dollars in Thousands)


                                           December 31, 2006                       September 30, 2006
                                       Average         Income/                  Average         Income/
                                       Balance         Expense     Yield        Balance         Expense      Yield

ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)                     $    290,532    $     3,634   5.00%     $     346,130    $      4,009   4.63%
     Tax-Exempt (1) (2)                    47,617            653   5.49             51,543             699   5.42
   Loans (2) (3)                          871,664         13,291   6.10            856,142          13,046   6.10
   Federal Funds Sold                       3,282             43   5.29              2,298              30   5.25
   Interest-Earning Deposits                1,548             18   4.70              1,724              21   5.04
                                     ------------    -----------   -----     -------------    ------------   -----
   Total Interest-Earning
     Assets                             1,214,643    $    17,639   5.81%         1,257,837    $     17,805   5.66%
                                     ------------    -----------   -----     -------------    ------------   -----
Noninterest-Earning Assets:
   Cash and Due from Banks                 23,068                                   22,414
   Allowance for Loan
     Losses                               (6,632)                                  (6,515)
   Premises and Equipment                  23,649                                   23,527
   Other Assets                            25,465                                   22,204
                                     ------------                            -------------
   Total Noninterest-Earning
     Assets                                65,550                                  61,630
                                     ------------                            -------------
Total Assets                         $  1,280,193                            $   1,319,467
                                     ============                            =============

LIABILITIES:
Interest-Bearing Deposits
   Checking                          $    132,834    $       301   0.91%     $     133,207    $        307   0.92%
   Money Markets                          357,379          3,705   4.15            327,374           3,348   4.09
   Savings                                 75,773            132   0.70             79,881             139   0.70
   Certificates of Deposit                374,529          4,476   4.78            365,602           4,239   4.64
                                     ------------    -----------   -----     -------------    ------------   -----
     Total Interest-Bearing
       Deposits                           940,515          8,614   3.66            906,064           8,033   3.55
   Borrowings                              48,638            538   4.42            129,966           1,636   5.04
                                     ------------    -----------   -----     -------------    ------------   -----
   Total Interest-Bearing
      Liabilities                         989,153          9,152   3.70          1,036,030          9,669    3.73
                                     ------------    -----------   -----     -------------    ------------   -----
Noninterest Bearing
     Liabilities
   Demand Deposits                        179,338                                  175,892
   Accrued Expenses and
     Other Liabilities                      6,962                                    6,543
                                     ------------                            -------------
   Total Noninterest-Bearing
     Liabilities                          186,300                                  182,435
Shareholders' Equity                      104,740                                  101,002
                                     ------------                            -------------
   Total Liabilities and
     Shareholders' Equity            $  1,280,193                            $   1,319,467
                                     ============                            =============
   Net Interest Income                               $     8,487                              $      8,136
                                                     ===========                              ============
     Net Interest Spread                                           2.11%                                     1.93%
                                                                   =====                                     =====
     Net Interest Margin (4)                                       2.79%                                     2.59%
                                                                   =====                                     =====

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                              AVERAGE BALANCE SHEET
                                    UNAUDITED
                                  YEAR-TO-DATE
                  (Tax-Equivalent Basis, Dollars in Thousands)


                                           December 31, 2006                        December 31, 2005
                                       Average         Income/                   Average         Income/
                                       Balance         Expense     Yield         Balance         Expense     Yield

ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)                     $    345,190    $    15,857   4.59%     $     373,618    $     15,210   4.07%
     Tax-Exempt (1) (2)                    52,040          2,793   5.37             52,732           2,550   4.84
   Loans (2) (3)                          828,337         49,555   5.98            682,648          38,593   5.65
   Federal Funds Sold                       2,939            146   4.96              2,253              73   3.26
   Interest-Earning Deposits                1,284             61   4.72                807              26   3.17
                                     ------------    -----------   -----     -------------    ------------   -----
   Total Interest-Earning
     Assets                             1,229,790    $    68,412   5.56%         1,112,058    $     56,452   5.08%
                                     ------------    -----------   -----     -------------    ------------   -----
Noninterest-Earning Assets:
   Cash and Due from Banks                 22,475                                   21,411
   Allowance for Loan
     Losses                               (6,516)                                   (6,271)
   Premises and Equipment                  23,038                                   21,124
   Other Assets                            22,564                                   24,154
                                     ------------                            -------------
   Total Noninterest-Earning
     Assets                                61,561                                   60,418
                                     ------------                            -------------
Total Assets                         $  1,291,351                            $   1,172,476
                                     ============                            =============

LIABILITIES:
Interest-Bearing Deposits
   Checking                       $       138,045    $     1,044   0.76%     $     191,305    $      2,192   1.15%
   Money Markets                          317,524         11,955   3.77            249,096           5,613   2.25
   Savings                                 82,016            567   0.69             99,594             691   0.69
   Certificates of Deposit                352,114         15,505   4.40            273,140           8,609   3.15
                                     ------------    -----------   -----     -------------    ------------   -----
     Total Interest-Bearing
       Deposits                           889,699         29,071   3.27            813,135          17,105   2.10
   Borrowings                             115,181          5,373   4.66             84,490           3,018   3.57
                                     ------------    -----------   -----     -------------    ------------   -----
   Total Interest-Bearing
      Liabilities                       1,004,880         34,444   3.43            897,625          20,123   2.24
                                     ------------    -----------   -----     -------------    ------------   -----
Noninterest Bearing
     Liabilities
   Demand Deposits                        179,597                                  172,692
   Accrued Expenses and
     Other Liabilities                      5,659                                    4,827
                                     ------------                            -------------
   Total Noninterest-Bearing
     Liabilities                          185,256                                  177,519
Shareholders' Equity                      101,215                                   97,332
                                     ------------                            -------------
   Total Liabilities and
     Shareholders' Equity            $  1,291,351                            $   1,172,476
                                     ============                            =============
   Net Interest Income                               $    33,968                                    36,329
                                                     ===========                              ============
     Net Interest Spread                                           2.13%                                     2.84%
                                                                   =====                                     =====
     Net Interest Margin (4)                                       2.76%                                     3.27%
                                                                   =====                                     =====


(1) Average balances for available-for sale securities are based on amortized cost.

(2) Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.

(3) Loans are stated net of unearned income and include non-accrual loans.

(4) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.